INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
American Century Investment Trust:


We consent to the use of our report dated April 4, 1997 included in your registration statement.

/s/ KPMG Peat Marwick LLP
KPMG PEAT MARWICK LLP

Kansas City, Missouri
May 13, 1998